Exhibit 99.1

News Release
FOR IMMEDIATE RELEASE
JULY 21, 2015

CHESAPEAKE ENERGY CORPORATION UPDATES FINANCIAL STRATEGY

OKLAHOMA CITY, JULY 21, 2015 - Chesapeake Energy Corporation (NYSE:CHK) today announced an updated financial strategy. Highlights include:

•	Elimination of common stock dividend effective 2015 third quarter

•	Sale of CHK Cleveland Tonkawa, L.L.C. properties and adjacent assets anticipated to close in 2015 third quarter; redemption of preferred shares in CHK Cleveland Tonkawa subsidiary

•	Declaration of preferred stock dividends

Due to the current commodity price environment for oil, natural gas and natural gas liquids, and the resulting reduction in capital available to invest in its high-quality assets, Chesapeake Energy will eliminate its common dividend effective 2015 third quarter and redirect the cash into its 2016 capital program to maximize the return available to its shareholders.

Doug Lawler, Chesapeake’s Chief Executive Officer, commented “We received approval from our Board of Directors to eliminate the common stock dividend of $0.35 per share annually, which is applicable to the 2015 third quarter. We believe this decision is prudent as we continue to invest and redirect as much capital as possible into our world-class assets. The elimination of the common stock dividend will save approximately $240 million annually. This, along with the redemption of the preferred shares in our CHK Cleveland Tonkawa subsidiary, is part of a broader disciplined approach that began two years ago to decrease the company’s financial complexity and increase our liquidity. The company’s liquidity position remains extremely strong with more than $2 billion of unrestricted cash on our balance sheet and an undrawn $4 billion revolving credit facility as of June 30, 2015. We continue to move forward with multiple opportunities that will strengthen our cash flow generation capabilities, and I look forward to future announcements regarding the ways we are creating additional value in the months ahead.”

INVESTOR CONTACT:	MEDIA CONTACT:	CHESAPEAKE ENERGY CORPORATION
Brad Sylvester, CFA	Gordon Pennoyer	6100 North Western Avenue
(405) 935-8870	(405) 935-8878	P.O. Box 18496
ir@chk.com	media@chk.com	Oklahoma City, OK 73154

Chesapeake to Eliminate Future Financial and Drilling Obligations with the Sale of Properties and Redemption of Preferred Shares in CHK Cleveland-Tonkawa Subsidiary

Chesapeake, through one of its affiliates, has signed a definitive agreement to sell substantially all of the properties held by CHK Cleveland Tonkawa, L.L.C. (the "LLC”) to FourPoint Energy, LLC (“FourPoint”). Chesapeake will use the proceeds from this sale, plus other cash from the LLC, to redeem its preferred interest in the LLC. Other than customary adjustments to the purchase price and certain indemnity obligations in connection with the sale, Chesapeake will not be required to pay any additional amounts for the redemption. Upon closing of the transaction, Chesapeake will eliminate approximately $75 million in annual preferred dividend payments, the 3.75% overriding royalty interest payments associated with the properties and all related future drilling and override conveyance commitments. Additionally, Chesapeake signed a definitive agreement to sell noncore adjacent properties centered in Roger Mills and Ellis counties in Oklahoma to FourPoint for approximately $90 million in cash. Chesapeake’s net production from the combined assets was approximately 15 thousand barrels of oil equivalent per day in the 2015 second quarter.

Chesapeake’s Board of Directors Declared Dividends on Its Outstanding Convertible Preferred Stock

	4.50%	5% (2005B)	5.75%	5.75% (Series A)
NYSE Symbol	CHK Pr D	N/A	N/A	N/A
Date of Original Issue	September 14, 2005	November 8, 2005	May 17, 2010	May 17, 2010
Registered CUSIP	165167842	165167826	165167768	165167750
144A CUSIP	N/A	165167834	165167776	165167784
RegS CUSIP	N/A	N/A	U16450204	U16450113
Clean (no legends) CUSIP	N/A	N/A	165167768	165167750
Par Value per Share	$0.01	$0.01	$0.01	$0.01
Shares Outstanding	2,558,900	2,095,615	1,497,000	1,100,000
Liquidation Preference per Share	$100	$100	$1,000	$1,000
Record Date	September 1, 2015	August 1, 2015	August 1, 2015	August 1, 2015
Payment Date	September 15, 2015	August 15, 2015	August 15, 2015	August 15, 2015
Amount per Share	$1.125	$1.25	$14.375	$14.375

2015 Second Quarter Financial and Operational Results Conference Call Information

The company has scheduled to release its 2015 second quarter operational update and financial results before market open on Wednesday, August 5, 2015. A conference call to discuss the results has been scheduled for the same day at 9:00 am EDT. The telephone number to access the conference call is 913-312-0648 or toll-free 800-930-1344. The passcode for the call is 8058511. We encourage those who would like to participate in the call to place calls between 8:50 and 9:00 am EDT. For those unable to participate in the live conference call, a replay will be available for audio playback at 2:00 pm EDT on Wednesday, August 5, 2015, and will run through 2:00 pm EDT on Wednesday, August 19, 2015. The number to access the conference call replay is 719-457-0820 or toll-free 888-203-1112. The passcode for the replay is 8058511. The conference call will also be webcast live at www.chk.com in the “Investors” section of the company’s website. The webcast of the conference will be available on the website for one year.

Chesapeake Energy Corporation (NYSE:CHK) is the second-largest producer of natural gas and the 11th largest producer of oil and natural gas liquids in the U.S. Headquartered in Oklahoma City, the company's operations are focused on discovering and developing its large and geographically diverse resource base of unconventional oil and natural gas assets onshore in the U.S. The company also owns substantial marketing and compression businesses. Further information is available at www.chk.com where Chesapeake routinely posts announcements, updates, events, investor information, presentations and news releases.

This news release and the accompanying Outlook include "forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are statements other than statements of historical fact. They include statements that give our current expectations or forecasts of future events, production, production growth and well connection forecasts, estimates of operating costs, planned development drilling and expected drilling cost reductions, capital expenditures, expected efficiency gains, anticipated assets sales and proceeds to be received therefrom, projected cash flow and liquidity, business strategy and other plans and objectives for future operations, and the assumptions on which such statements are based. Although we believe the expectations and forecasts reflected in the forward-looking statements are reasonable, we can give no assurance they will prove to have been correct. They can be affected by inaccurate or changed assumptions or by known or unknown risks and uncertainties.

Factors that could cause actual results to differ materially from expected results include those described under "Risk Factors” in Item 1A of our annual report on Form 10-K and any updates to those factors set forth in Chesapeake's subsequent quarterly reports on Form 10-Q or current reports on Form 8-K (available at http://www.chk.com/investors/sec-filings).  These risk factors include the volatility of oil, natural gas and NGL prices; write-downs of our oil and natural gas carrying values due to declines in prices; the availability of operating cash flow and other funds to finance reserve replacement costs; our ability to replace reserves and sustain production; uncertainties inherent in estimating quantities of oil, natural gas and NGL reserves and projecting future rates of production and the amount and timing of development expenditures; our ability to generate profits or achieve targeted results in drilling and well operations; leasehold terms expiring before production can be established; commodity derivative activities resulting in lower prices realized on oil, natural gas and NGL sales; the need to secure derivative liabilities and the inability of counterparties to satisfy their obligations; adverse developments or losses from pending or future litigation and regulatory proceedings, including royalty claims; the limitations our level of indebtedness may have on our financial flexibility; charges incurred in response to market conditions and in connection with actions to reduce financial leverage and complexity; drilling and operating risks and resulting liabilities; effects of environmental protection laws and regulation on our business; legislative and regulatory initiatives further regulating hydraulic fracturing; our need to secure adequate supplies of water for our drilling operations and to dispose of or recycle the water used; federal and state tax proposals affecting our industry; potential OTC derivatives regulation limiting our ability to hedge against commodity price fluctuations; impacts of potential legislative and regulatory actions addressing climate change; competition in the oil and gas exploration and production industry; a deterioration in general economic, business or industry conditions; negative public perceptions of our industry; limited control over properties we do not operate; pipeline and gathering system capacity constraints and transportation interruptions; cyber attacks adversely impacting our operations; and interruption in operations at our headquarters due to a catastrophic event.

In addition, disclosures concerning the estimated contribution of derivative contracts to our future results of operations are based upon market information as of a specific date. These market prices are subject to significant volatility. Our production forecasts are also dependent upon many assumptions, including estimates of production decline rates from existing wells and the outcome of future drilling activity. Expected asset sales may not be completed in the time frame anticipated or at all. We caution you not to place undue reliance on our forward-looking statements, which speak only as of the date of this news release, and we undertake no obligation to update any of the information provided in this release or the accompanying Outlook, except as required by applicable law.

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